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                                                                  EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Crown Crafts, Inc. and subsidiaries on Form S-8 of our report dated May 23, 1997, appearing in the Annual Report on Form 10-K Crown Crafts, Inc. and subsidiaries for the year ended March 30, 1997.



/s/ Deloitte & Touche LLP
----------------------------


Atlanta, Georgia
June 24, 1997